Exhibit 10.34

                            ASSIGNMENT OF LEASE


  For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Bio Clinic corporation, a Delaware corporation ("Seller"), does hereby assign, grant, bargain, sell, convey and transfer to Crain Industries, Inc., a Delaware corporation ("Buyer"), its successors and assigns forever all of Seller's right, title and interest as lessee in and to that certain lease dated June 24, 1993 between General American Life Insurance Company, a Missouri corporation, as lessor, and Seller, as lessee, together with all amendments and clarifications attached thereto (the "Lease") respecting those certain premises commonly known as 727 Wanamaker Avenue, Ontario, California including any lease security, deposit or prepayment.

  This Assignment shall not take effect until the closing of the transaction (the "Closing") under that certain Asset Purchase Agreement between Seller, buyer and Sunrise Medical, Inc., a Delaware corporation.

                            ASSUMPTION OF LEASE

  For good and valuable consideration the receipt and adequacy of which are hereby acknowledged and further in consideration of the foregoing Assignment of Lease (the "Assignment") executed with Bio Clinic Corporation, a Delaware corporation ("Seller") and the Consent to Assignment executed by General American Life Insurance Company, a Missouri corporation, attached hereto, Crain Industries, Inc., a Delaware corporation, does hereby agree to assume and make all payments relating to obligations arising from and after the date hereof under the Lease (as defined in the Assignment), and to perform all covenants and conditions which are to be performed by Seller pursuant to the Lease from and after the date thereof.

                           CONSENT TO ASSIGNMENT

  For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and further in consideration of the foregoing Assumption of Lease executed by Crain Industries, Inc., a Delaware corporation ("Assignee"), the undersigned as lessor under the Lease (as defined in the foregoing Assignment of Lease executed by Bio Clinic Corporation, a Delaware corporation ("Assignor") does hereby consent to the foregoing Assignment of Lease whereby the rights and obligations of Assignor under the Lease arising from and after the date of the Assumption of Lease are assigned to Assignee.

  NOTWITHSTANDING ANYTHING HEREIN CONTAINED, SUCH CONSENT WILL NOT RELEASE BIO CLINIC CORPORATION, A DELAWARE CORPORATION, A WHOLLY OWNED SUBSIDIARY OF SUNRISE MEDICAL, INC. ("TENANT") OF ITS OBLIGATIONS OR ALTER THE PRIMARY LIABILITY OF TENANT TO PAY THE RENT AND PERFORM AND COMPLY WITH ALL OF THE OBLIGATIONS OF TENANT TO BE PERFORMED UNDER THE LEASE.

Page

  Executed this 15 day of October, 1996.

     BIO CLINIC CORPORATION

     By:  s \ Steven A. Jaye
     Its Secretary

     CRAIN INDUSTRIES, INC.

     By:  s \ James  G.  Powers

     Its  VP-CFO

     GENERAL AMERICAN LIFE INSURANCE
     COMPANY

     By:   s \ William R. Bennet

     Its Second VP-Real Estate

Page

STANDARD FORM OF INDUSTRIAL LEASE
(SEMI-GROSS)

 THIS LEASE, made this 24th day of June, 1993, by and between GENERAL AMERICAN LIFE INSURANCE COMPANY, a Missouri corporation (hereinafter "Landlord"), and BIO CLINIC CORPORATION, A DELAWARE CORP. A WHOLLY OWNED SUBSIDIARY OF SUNRISE MEDICAL, INC. (hereinafter "Tenant").

ARTICLE I.  DEFINITIONS.

1.1  Address of Landlord: 1100 E Orangethorpe Avenue, Suite 130
                          Anaheim, CA  92801

1.2  Address of Tenant:   4083 E. Airport Drive
                          Ontario, CA  91761


1.3  Base Rent:  $17,091.00 per month.
     January 1, 1994 through December 31, 1994 $ 17,091.00
     January 1, 1995 through December 31, 1995 $ 17,834.00
     January 1, 1996 through December 31, 1996 $ 18,577.00
     January 1, 1997 through December 31, 1997 $ 19,320.00
     January 1, 1998 through December 31, 1998 $ 20,063.00
     January 1, 1999 through December 31, 1999 $ 20,806.00
     January 1, 2000 through December 31, 2000 $ 21,549.00

1.4  Base Year:  The calendar year in which this Lease commences.

1.5 Building/s: The Building/s in which the Premises is located. The specific Building in which the Premises is located contains 74,307 square feet. The total square footage of all the Buildings in the Center is 343,813 square feet.

1.6  Center:   The land, improvements and appurtenances depicted on Exhibit B attached hereto and commonly referred to as General American Pacific Gate and located at Airport Drive and Wanamaker Avenue, Ontario, California.

1.7 Common Area: The term "common Area" means all the area of the Center designed for the common use and benefit of the Landlord and all of the tenants, their employees, agents, customers and invitees. The Common Area includes, but not by way of limitation, parking lots, truck courts, landscaped and vacant area, driveways, rail spurs, walks and curbs with facilities appurtenant to each as such areas may exist from time to time.

1.8 Lease Term: The lease term shall commence on January 1, 1994 and run for 6 years, and 2 months, expiring on February 29, 2000.

1.9 Permitted Use of the Premises: Manufacture and distribution of therapeutic cushions and other consumer products and other legally permitted uses.

1.10 Premises: 74,307 square feet of space together with 116 parking spaces situated upon 3.71 acres of land in the Center located as outlined on Exhibit B attached hereto, and addressed as: 727 Wanamaker Avenue, Ontario, CA 91761 (See Rider, Par. 1.2).

1.11  Rent:   All sums, moneys or payments required to be paid by Tenant to
Landlord pursuant to this Lease, including Base Rent and Additional Rent.

1.12 Additional Rent: All sums, moneys or payments required to be paid by Tenant to Landlord pursuant to this Lease other than Base Rent.

1.13  Security Deposit:  $21,549.00

1.14 Tenant's Allocated Share: The percentage figure determined by dividing the number of square feet in the Premises by the number of square feet in the Building that is then leased to Tenant and to other tenants.

1.15 Tenant's Proportionate Share: The percentage figure determined by dividing the number of square feet in the Premises by the total number of square feet in all the Buildings (this paragraph is applicable when the Center contains more than one Building), which percentage figure is 21.61%.

Page

1.16 Tenant's Prorata Share: The percentage figure determined by dividing the number of square feet in the Premises by the number of square feet in the specific Building in which the Premises is located, which percentage figure is 100%.

                   ARTICLE II.  THE DEMISED PREMISES.

2.1 Lease of the Premises: In consideration of the Rents, covenants, agreements and conditions hereinafter provided to be paid, kept, performed and observed, the Landlord leases to the Tenant and the Tenant hereby hires from the Landlord the Premises, upon all the terms and conditions set forth in this Lease.

2.2 Use of Common Area: Landlord grants the Tenant the nonexclusive revocable use of the Common Area by Tenant, Tenant's employees, agents, customers and invitees, under all the terms and conditions hereof, which use shall be subject at all times to such reasonable, uniform and non-discriminatory rules and regulations as may from time to time be established by Landlord.

2.3 Quiet Enjoyment: Landlord covenants that the Tenant, on paying the Rent herein provided and keeping, performing and observing the covenants, agreements and conditions herein required of the Tenant, shall peaceably and quietly hold and enjoy the Premises for the Lease Term, subject, however, to the terms and conditions of this Lease.

2.4 Reservations by Landlord: Landlord excepts and reserves from the Premises the roof and exterior walls of the Building/s, and further reserves the right to place, install, maintain, carry through, repair and replace such utility lines, air ducts, pipes, wires, appliances, tunneling and the like in, over, through and upon the Premises as may be reasonably necessary or advisable for the servicing of the Premises or any other portions of the Center. Landlord further reserves the right, at any time, and from time to time to:

(i) make alterations, changes and additions to the Building/s and other improvements in the Center;

(ii) add additional areas to the Center and/or to exclude areas therefrom;

(iii) construct additional buildings and other improvements to the Center;

(iv) remove or relocate the whole or any part of any building or other improvement in the Center; and

(v) relocate any other tenant in the Center. It is further understood that the existing layout of the buildings, walks, roadways, parking areas, entrances, exits, and other improvements shall not be deemed to be a warranty, representation or agreement on the part of the Landlord that the Center will remain exactly as presently built, it being understood and agreed that Landlord may change the number, dimensions and locations of the walks, buildings and parking spaces as Landlord shall deem proper. Notwithstanding anything herein to the contrary, Landlord shall have no right to make alterations, changes or additions to the Building or Premises that adversely affects Tenant's quiet enjoyment of the Building and Premises.

ARTICLE III.  TERM OF THE LEASE.

3.1  Term:    Tenant shall have and hold the Premises for and during the Lease
Term subject to the payment of the Rent and the full and timely performance by Tenant of all the covenants and conditions set forth in this Lease.

3.2 Tender of Possession. Landlord shall tender possession of the Premises to Tenant at the commencement of the Lease Term. Landlord shall not be subject to any liability for any failure to render possession of the Premises to Tenant, provided that such failure occurred as a consequence of any circumstance or cause beyond Landlord's reasonable control, including but not limited to any Act of God or the failure of a prior tenant to vacate all or any portion of the Premises.

3.3  Holding Over.   In the event of a holding over by Tenant or any of its
successors in interest after expiration or termination of this Lease without the consent in writing of the Landlord, Tenant shall be deemed a Tenant at sufferance and shall pay as liquidated damages, double Rent for the entire holdover period and all attorney's fees and expenses incurred by Landlord in enforcing its rights hereunder. Any holding over with the consent of Landlord shall constitute Tenant a month-to-month tenant upon and subject to all the terms, covenants and conditions of this Lease.

ARTICLE IV.  RENT.

4.1    Base Rent.   Tenant covenants to pay without notice, deduction, set-off or abatement to Landlord the Base Rent in lawful money of the United States in equal consecutive monthly installments in advance on the first day of each month during the Lease Term. Base Rent for any partial month shall be prorated on a per diem basis. Base Rent shall be payable to Landlord at Landlord's Address or such other place as Landlord may designate from time to time in writing. Tenant shall pay the first full month's rent upon execution of this Lease.

4.2    Additional Rent:   For the calendar year 1994, Tenant shall pay $716
per month to Landlord as Additional Rent. Tenant covenants to pay without notice, deduction, set-off or abatement to Landlord the Additional Rent in lawful money of the United States in equal consecutive monthly installments in advance on the first day of each month during the Lease Term. Additional Rent for any partial month shall be prorated on a per diem basis. Additional Rent shall be payable to Landlord at Landlord's address or such other place as Landlord may designate in writing. In order to provide for current payments of Additional Rent. Tenant agrees to pay an amount of Additional Rent reasonably estimated by Landlord from time to time commencing on the first day of the month following the month in which Landlord notifies Tenant of the amount of such Additional Rent. If, as finally determined, the amount of Additional Rent installments so paid to Landlord for each calendar year, the Tenant shall pay to Landlord the amount of such underpayment, or Landlord shall credit Tenant for the amount of such overpayment, as the case may be.
It is the intention hereunder to estimate the amount of Additional Rent for each calendar year and then to adjust such estimate in the following year based on the actual amount of Additional Rent owing. The obligation of Tenant with respect to the payment of Additional Rent shall survive the termination of this Lease. Any payment, refund or credit made pursuant to this paragraph shall be made without prejudice to any right of Tenant to dispute the amount of Additional Rent owing, or the right of Landlord to correct any items as billed pursuant to the provisions hereof. Within 30 days of the date Landlord notifies Tenant of the amount of Additional Rent owing, Tenant or its authorized agent shall have the right to inspect the books of Landlord during the business hours of Landlord at such location that Landlord may specify, for the purpose of verifying such amount. Unless Tenant asserts specific errors within such 30 days, such notification by Landlord shall be deemed to be correct. No decrease in Additional Rent shall reduce Tenant's liability hereunder below the amount of Base Rent payable hereunder.

 4.2(a) Utilities and Services. Landlord shall not be liable for any interruption or failure whatsoever in utility services. Tenant shall contract in its own name and pay for all charges for electricity, gas, fuel, telephone, and any other services or utilities used in, servicing or assessed against the Premises, unless otherwise herein expressly provided. Additionally, and if the Building is master metered for water, sewer and exterior lighting, Tenant agrees to pay to Landlord as Additional Rent Tenant's Prorata Share of the cost of such utilities for the Building. Additionally, and as containerized rubbish collection bins will be provided to the Building, Tenant agrees to pay to Landlord as Additional Rent, Tenant's Allocated Share of the service cost of such bins (unless Landlord, exercising reasonable discretion, should determine that Tenant's actual use thereof is greater than such Tenant's Allocated Share therefore, in which case an equitable adjustment shall be made). Landlord may, however, require Tenant to contract for his own rubbish collection. In the event Tenant's needs for such containers constitute excessive demand on common containers. In such event, Tenant shall contract with the same provider as the Center'' common bins.

 4.2(b) Insurance.   Tenant shall pay to Landlord as Additional Rent Tenant's
Prorata Share (or, Tenant's Proportionate Share in the event there is more than one Building in the Center) of any increase in the cost of the premium for the fire and extended coverage insurance that Landlord maintains hereunder over the premium paid by Landlord for the 1994 calendar year. Tenant shall pay any increase in the cost of fire and extended coverage insurance caused by Tenant's use or activities on or about the Premises.

 4.2(c) Real Estate Taxes. Tenant shall pay to Landlord as Additional Rent Tenant's Prorata Share (or, Tenant's Proportionate Share in the event there is more than one Building in the Center) of any increases in Landlord's Real Estate taxes for the 1993/1994 property tax bill levied against the Center. However, during the initial Lease term only, Tenant shall not be responsible for the payment of any increase in Real Estate Taxes resulting from a sale of
the Premises to a third party.   "Real Estate" taxes shall mean:

  (a) all ad valorem Real Estate Taxes on the Center (adjusted after protest or litigation, if any) for any part of the term of this Lease, exclusive of penalties;

  (b) any taxes which shall be levied in lieu of any such ad valorem Real Estate Taxes;

  (c) any special assessments for benefits on or to the Center paid in annual installments by the Landlord;

  (d) occupational taxes or excise taxes levied on rentals derived from the operation of the property of the privilege of leasing property

  (e) any provide subdivision assessment made against the Center; and

  (f) the expense of protesting, negotiating or contesting the amount of validity of any such taxes, charges or assessments, such expense to be applicable to the period of the item contest, protested or negotiated. The amount of such expense that Tenant is obligated to pay shall not exceed the realized savings resulting from the protest, negotiation or contest.

 If the Lease Term shall end during a tax year ("tax year" shall mean the annual period for which Real Estate Taxes are assessed and levied) of which only part is included in the Lease Term, the amount of such Additional Rent shall be prorated on a per diem basis and shall be paid on or before the last day of the Lease Term. If the Lease Term ends in any tax year before the amount to be payable by Tenant has been determined under the provisions of this Section, an amount payable for the portion of the Lease Term during the tax year shall be reasonably estimated by Landlord and the estimated amount shall be promptly paid by Tenant. As soon as the amount properly payable by Tenant for the partial period has finally been determined, the amount shall be adjusted between Landlord and Tenant. Tenant shall be liable for all taxes levied against personal property and trade fixtures placed by Tenant in the Premises.

 4.2(d) HVAC Maintenance. Tenant shall pay for all expenses incurred to repair the heating ventilating and air conditioning equipment servicing the
Premises   Within thirty (30) days from the Commencement Date of the Lease,
Tenant shall provide Landlord with evidence of an executed and valid HVAC maintenance contract. The HVAC maintenance shall be performed by a mechanical contractor, licensed in the state of California, and shall provide for no less than quarterly (4 x year) preventative maintenance services.

 4.2(e) Common Area Expenses. Tenant will pay to Landlord as Additional Rent Tenant's Prorata Share (or, Tenant's Proportionate Share in the event there is more than one Building in the Center of Landlord's cost and expense in maintaining the landscaped areas of the Premises and Common Areas. However, in no event will Tenant be responsible for the payment of Landlord's expense for maintaining the landscaped areas at other premises or buildings within the Center.

 4.2(f) Rent on Sales Taxes.    Tenant shall pay to Landlord as Additional
Rent any Sales or Rent Taxes, however named or designated, levied on any form of Rent or Additional Rent. 4.3 Late Payment. Tenant's failure to make any rental payment or other Rider payment required of Tenant hereunder within ten
(10) days of the due date therefor shall automatically result in the imposition of a service charge for such late payment in the amount of ten
percent (10%) of such payment, without notice. 4.4 Security Deposit.    Tenant
herewith deposits with Landlord the Security Deposit as security for the performance by Tenant of every covenant and condition of this Lease. Said Security Deposit may be mingled with other funds of Landlord and shall bear no
interest.   If Tenant shall default with respect to any convent or condition of this Lease, Landlord may apply the whole or any part of such Security Deposit to the payment of any sum in default, including Rent and Additional Rent, or any sum which Landlord may be required to spend by reason of Tenant's default. This includes, but is not limited to, applying the Security Deposit first to any restoration, revamping, repairs and/or cleanup costs necessary over and above normal wear and tear of the vacated space. Should Landlord so apply the Security Deposit or any portion thereof during the Lease Term, Tenant shall promptly reimburse Landlord for same. It is understood that the Security Deposit is not to be considered as the last month's rent. Should Tenant comply with all of the covenants and conditions of this Lease, the Security Deposit or any balance thereof shall be returned to Tenant within 30 days of the expiration of the Lease Term.

ARTICLE V.  LANDLORD'S RIGHTS AND OBLIGATIONS.

5.1 Maintenance by Landlord. During the Lease Term, Landlord shall operate and maintain the Common Area and shall keep and maintain the roof, exterior walls (excluding doors, glass, or plate glass, foundation, gutters and downspouts of the Building's in good condition and repair. Landlord shall be under no obligation and shall not be liable for any failure to make repairs that are Landlord's responsibility herein until and unless Tenant notifies Landlord in writing of the necessity therefor, in which event Landlord shall have a reasonable time thereafter to make such repairs. Landlord reserves the right to the exclusive use of the roof and exterior walls of the Building/s which Landlord is so obligated to maintain and repair. Landlord shall enter into a service contract on the Building for the heating, ventilation and air conditioning equipment for periodic inspection and service of such equipment, and Tenant shall reimburse Landlord pursuant to the provisions hereof. If any portion of the Center which Landlord is obligated to maintain or repair is damaged by the negligence of Tenant, its agents, employees or invitees, ten repairs necessitated by such damage shall be paid for by Tenant.

5.2    Mortgage and Transfer:    Estoppel Certificates. Landlord shall have
the right to transfer, mortgage, pledge or otherwise encumber, assign and convey, in whole or in part, the Center, the Building/s, this Lease, and all or any part of the rights now or thereafter existing therein and all Rents and amounts payable to Landlord under the provisions hereof. In the event of any such transfer or transfers, Landlord herein named (and in case of any subsequent transfer, then the transferor) shall be automatically freed and relieved from and after the date of such transfer of all personal liability as respects the performance of any covenants or agreements on the part of Landlord contained in this Lease thereafter to be performed. Nothing herein contained shall limit or restrict any such rights, and the rights of the Tenant under this Lease shall be subject and subordinate to all instruments executed and to be executed in connection with the exercise of any such rights, including, but not limited to, the lien of any mortgage, deed or trust, or security agreement now or hereafter placed upon Landlord's interest in the Premises. This paragraph shall be self-operative. However, Tenant covenants and agrees to execute and deliver upon demand such further instruments subordinating this Lease to the lien, of any such mortgage, deed of trust or security agreement as shall be requested by Landlord and/or mortgagee or proposed mortgagee or holder of any security agreement. In the event of any such transfer, mortgage or pledge, Tenant's obligations to subordinate this Lease to the lien of any proposed Mortgage, Deed of Trust or Security Agreement is conditioned upon the delivery to Tenant and mutual execution by such proposed mortgagee or holder of such security agreement, within a reasonable time thereafter, or an agreement not to disturb Tenant's possession ("Non-Disturbance Agreement") so long as Tenant complies with all of the obligations contained in this Lease. Tenant shall, within ten (10) days after written request of Landlord, execute, acknowledge, and deliver to landlord or to Landlord's mortgagee, proposed mortgagee, Land Lessor of proposed purchaser of the Center or any part thereof, any estoppel certificates requested by Landlord from time to time, which estoppel certificates shall show whether the lease is in full force and effect and whether any changes may have been made to the original lease; whether the term of the lease has commenced and full rental is accruing; whether there are any defaults by Landlord and, if so, the nature of such defaults; whether possession has been assumed and all improvements to be provided by Landlord have been completed; and whether rent has been paid more than thirty (30) days in advance and that there are no liens, charges, or offsets against rental due or to become due and that the address shown on such estoppel is accurate.

5.3 Landlord's Inability to Perform. If, by reason of: inability to obtain and utilize labor, materials or supplies; circumstances directly or indirectly the result of a state of war or national or local emergency; any laws, rules orders, regulations or requirements of any governmental authority now or hereafter in force; strikes or riots; accident in, damage to or the making of repairs, replacements, or improvements to, the Premises or any of the equipment thereof; or by reason of any other cause beyond the reasonable control of the Landlord including "Acts of God," Landlord shall be unable to perform or shall be delayed in the performance of any covenant to supply any service, such nonperformance or delay in performance shall not render Landlord liable in any respect for damages to either person or property, constitute a total or partial eviction, constructive or otherwise, work an abatement of rent or relieve Tenant from the fulfillment of any covenant or agreement contained in this Lease. This paragraph shall provide reciprocal protections
to the Tenant.   Should the circumstances described herein prevent or delay
Tenant's ability to supply any service, except the payment of Base Rent or Additional Rent, such non-performance or delay in performance shall not render Tenant liable for damages to the Landlord.

5.4 Rights of Landlord. Landlord may enter upon the Premises with forty-eight hours notice for the purpose of exercising any or all of the rights hereby reserved without being deemed guilty of an eviction of disturbance of Tenant's use or possession and without being liable in any manner to Tenant. The reservation of these rights by Landlord shall not render Landlord liable for not performing any of the matters specified herein.

 5.4(a) Name of Center. To change the name of the Building/s or the Center without notice or liability of the Landlord to Tenant.

 5.4(b) During the last ninety (90) days of the Lease Term or any renewal or extension thereof, if during or prior to that time the Tenant has vacated the Premises, to decorate, remodel, repair, alter or otherwise prepare the Prepare the Premises for reoccupancy;

 5.4(c) Re-Lease. To exhibit the Premises to others and to display "For Lease" signs on the Premises during the last one hundred eighty (180) days of the Lease Term or any renewal or extension thereof;

 5.4(d) Vehicles. To remove abandoned or unlicensed vehicles and vehicles that are unreasonably interfering with the use of the parking lot by others, and to charge the responsible tenant for the expense of removing said vehicles;

 5.4(e) Preservation of the Center. To take any and al measures, including making inspection, repairs, alternations, additions and improvements to the Premises or to the Center as may be necessary or desirable for the safety, protection or preservation of the Premises or the Center or the Landlord's interests, or as may be necessary or desirable in the operation of the Premises or the Center.

ARTICLE V.  TENANT'S RIGHTS AND OBLIGATIONS.

6.1    Acceptance of  Premises.    Landlord will complete the Premises in
accordance with Exhibit C, if attached hereto. Tenant acknowledges that it will examine the Premises before taking possession hereunder. Unless Tenant furnishes Landlord with a notice in writing specifying any defect in the construction or condition of the Premises within ten (10) days after taking possession, such taking of possession , such taking of possession shall be conclusive evidence as against Tenant that at the time thereof the Premises were in good order and satisfactory condition. However, Tenant's notice to landlord of latent defects in materials, workmanship and other hidden problems existing as of the date that Tenant takes possession of the Premises shall not be limited to the ten (10) day notice period contained herein.

6.2 Alternations and Additions. Tenant shall not make any structural alterations, improvements, or additions exceeding $5,000.00 to the Premises without the prior written consent and approval of plans therefor by Landlord. Alternations, improvements or additions made by either of the parties upon the Premises, except moveable furniture and equipment placed in the Premises at the expense of Tenant, shall be the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof at the termination of this Lease, without disturbance, molestation, injury of damage unless Landlord elects to require Tenant to remove such alterations or improvements from the Premises at the expiration of this lease. Landlord must notify Tenant within five (5) days of Landlord's receipt of Tenant's construction plans of Tenant's obligation to remove said alteration, improvement or addition. In the event damage shall be caused by moving said furniture and equipment in or out of the Premises, said damage shall be repaired at the cost of Tenant.

6.3 Assignment and Subletting. Tenant shall not assign or hypothecate this Lease or sublet all or any part of the Premises without the prior written consent of Landlord. If Tenant wishes to assign or sublet the Premises, to a non-related entity, it shall give notice in writing (by certified mail or by personal delivery) of such intention to Landlord and, thereupon, Landlord shall, within thirty (30) days of receipt of such notice, have the right to unilaterally terminate this Lease or to approve said subletting by written notice to Tenant. If no notice is given by landlord, landlord will be deemed to have elected to approve the assignment or subletting. If the assignment or subletting is approved and rents under the sublease are greater than the resents provided for herein, then Landlord shall have the further option either

  (a) to convert the sublease into a prime Lease and receive all of the rents, in which case Tenant will be relieved of further liability hereunder and under the proposed sublease, or

  (b) to require Tenant to remain liable under this Lease, in which event Tenant shall be entitled to retain such excess rents. If the assignment or subletting is approved and rents under the sublease are less than the rents provided for herein, Tenant shall remain liable under all the covenants and conditions of this Lease. Landlord may withhold its consent to any proposed assignee or subtenant which in Landlord's judgment

  (a) would conflict with the tenancy, use or business of any other tenant or the tenant mix of the Center,

  (b) has a net worth and/or credit history inferior to that of Tenant, or

  (c) is currently a tenant or negotiating for space in the Center. Tenant may assign or sublet the Premises, or any portion thereof, without Landlord's consent, to any related entity which controls, is controlled by or is under common control with Tenant, provided that said assignee or subtenant assumes, in full, the obligations of tenant under this Lease. However, it is understood and agreed that any such assignment or sublease shall not, in any way, affect, limit or relieve Tenant's obligation under the terms of this Lease.

6.4 Maintenance by Tenant. Tenant shall be responsible for all maintenance and repair to the Premises of whatsoever kind or nature that it not herein set forth specifically as the obligations of Landlord. Tenant shall take good care of the Premises and fixtures, and keep them in good repair free from filth, overloading , danger or fire or any pest or nuisance, repair any damage or breakage done by Tenant or Tenant's agents, employees or invitees, including damage done to the Building's by Tenant's equipment or
installations.   Tenant shall be responsible for the repair and replacement of all glass and plate glass on the Premises. In the event Tenant fails to maintain the Premises or make required repairs as provided for herein within thirty (30) days after receipt of notice from Landlord, Landlord shall have the right, but not the obligation, to perform such maintenance as is required of Tenant in which event Tenant shall reimburse Landlord for its costs in providing such maintenance or repairs together with a ten (10%) percent charge for landlord's overhead and Tenant shall promptly reimburse Landlord for the amount so billed to Tenant by Landlord.

6.5 Mechanic's Liens. Tenant will not permit any mechanic's liens, or other liens, to be place upon the Premises, the Building/s or the Center during the Lease Term or any extension or renewal thereof, and in case of the filling of any such lien, Tenant will promptly pay same. Tenant agrees to pay or bond all legal fees that might be incurred by Landlord because of any mechanic's liens being placed upon the Premises, as a result of Tenant's actions.

6.6    Redelivery of Premises.    No later than the last day of the Lease
Term, Tenant will remove all Tenant's personal property and repair all injury done by or in connection with installation or removal of such property and surrender the Premises broom clean (together with al keys to the premises) in as good a condition as they were in at the beginning of the Lease Term, reasonable wear and tear excepted.

6.7 Signs and Advertisements. Tenant shall not put upon nor permit to be put upon any part of the Premises, the Building's or the Center, any signs, billboards, or advertisements whatever in any location or any form without the prior written consent or Landlord whose consent shall not be unreasonably withheld. Wherever the consent or approval of Landlord and Tenant is called for anywhere in this Lease, such consent or approval shall not be unreasonably withheld, delayed or conditioned. A charge of $50.00 per day per sign, billboard or advertisement will be assessed against Tenant if Tenant fails to obtain the written consent of Landlord prior to placing any such signs.

6.8    Use of  Common Areas.    Tenant shall not use any pat of the Center
exterior to the Premises for outside storage.   No trash, creates, pallets, or
refuse shall be permitted anywhere on the Center outside of the Building/s by Tenant except in enclosed metal containers to be located as directed by Landlord. Tenant shall not park any trucks or trailers, loaded or empty, except in front of the loading areas.

6.9    Use of  Premises.   The Premises hereby leased shall be used by the
Tenant only for the Permitted Use of the Premises and for no other purposes. Tenant shall, at Tenant's expense, comply promptly with all applicable statutes, ordinances, rules, regulations, orders and requirements in effect during the term or any part of the term hereof regulating the use by Tenant of the Premises. Tenant shall not use or permit the use of the Premises in any manner that will tend to create waste or a nuisance, or will tend to unreasonably disturb such other tenants in the Center. Tenant, its employees and all persons visiting or doing business with the Tenant in the Premises shall be bound by and shall observe the Rules and Regulations attached to this Lease as Exhibit A. No rule or regulation contained herein or specified in Exhibit A shall unreasonably restrict or adversely affect the Tenant's use of the Premises.

6.10 Hazardous Substances. Tenant shall not cause or permit to be released (whether by way of uncapping, pouring, spilling, spraying, spreading, attaching, or otherwise) into or onto the Premises, or the Building/s, or the Center, or the Common Areas (including the ground and ground water thereunder and the sewer and drainage systems therein) any hazardous substances (as defined or established from time to time by applicable local, state or federal law that is in violation of any applicable law, code or ordinance. Tenant shall immediately notify Landlord if any such release occurs, and, as to any such release that has been caused or permitted by Tenant:

  (i) Tenant shall immediately and entirely remove such released hazardous substance, and in a manner fully in compliance with all laws pertaining to the removal and storage or deposit thereof; and

  (ii) Tenant hereby agrees to hold Landlord harmless of and from any liability, public or private, resulting to Landlord as a result of such release. Further, upon reasonable evidence that a release of a hazardous substances has occurred, Tenant shall, upon landlord's demand and at Tenant's sole expense, demonstrate to Landlord (through such tests, professional inspections, sampling or otherwise as is, in Landlord's sole judgment sufficient for the purpose) that Tenant has not caused or permitted any such release of hazardous substances. Landlord warrants that as of the date of execution hereof and to the best of its knowledge, there are no hazardous substances stored on or within the Premises, utilized in the construction of the Premises or existing in the Premises that would constitute a violation of any applicable law, code or ordinance.

ARTICLE VII.  INSURANCE.

7.1    Liability Insurance.    Tenant covenants and agrees to maintain on the
Premises at all times during the Lease Term, or any extension or renewal thereof, a policy or policies of comprehensive public liability and property damage insurance with not less than $1,000,000 combined single limit for both bodily injury and property damage.

7.2 Fire and Extended Coverage Insurance. Landlord shall, throughout the Lease Term, or any extension or renewal thereof, maintain fire and extended coverage (FEC) insurance on the property owned by Landlord located on the Center in such amounts and with such deductibles as Landlord shall determine. Landlord shall not in any way or manner insure any property of Tenant or any property that may be in the Premises not owned by the Landlord. Tenant shall comply with all reasonable insurance regulations so that the lowest fire, lightning, explosion, extended coverage and liability insurance rates may be obtained; and nothing shall be done or kept in or on the Premises by Tenant except as reasonably necessary for the operation of Tenant's business which will cause an increase in the premium for any such insurance on the Premises or on any Building/s of which the Premises are a part or on any contents located therein, over the rate usually obtained for the proper use of the Premises permitted by this Lease or which will cause cancellation of such insurance.

7.3    Indemnification of Landlord.   Other than for the loss or injury
resulting from the negligent actions, willful misconduct or failure to reasonably perform on the part of Landlord, its agents, employees or contractors, Tenant shall indemnify Landlord and save Landlord harmless from and against any and all loss (including loss of rentals payable by Tenant or other tenants) and against all claims, actions, damages, liability and expenses in connection with loss of life, bodily and personal injury or damages to property arising from any occurrence in, upon or at the Premises or any part thereof, or occasioned wholly or in part by any act or omission of Tenant, or by anyone permitted to be on the Premises by Tenant. Tenant assumes all risk of and Landlord shall not be liable for injury to person or damage to property resulting from the conditions of the Premises or from the bursting or leaking of any and all pipes, utility lines, connections, or air conditioning or heating equipment in, on or about the Premises, or from water, rain or snow which may leak into, issue or flow from any part of the Building. Other than for the loss or injury resulting from the negligent actions, willful misconduct or failure to reasonably perform on the part of the Landlord, its agents, employees or contractors, Tenant agrees, at all times, to indemnify and hold Landlord harmless against all actions, claims, demands, costs damages or expenses of any kind which may be brought or made against Landlord or which landlord may pay or incur by reason of Tenant's occupancy of the Premises or its negligent performance of or failure to perform any of its obligations under this Lease. In case Landlord shall, without fault on its part, be made a party to any litigation commenced by or against Tenant, then Tenant shall protect and hold Landlord harmless and shall pay all costs, expenses and reasonable attorney's fees incurred or paid by Landlord in connection with such litigation. Tenant's obligations under this paragraph shall be limited to loss or injury occurring in, on or about the Premises only.

ARTICLE VIII.  EMINENT DOMAIN AND DAMAGE OR DESTRUCTION.

8.1 Eminent Domain.    In the event that title to the whole or a substantial
part of the Premises shall be lawfully condemned or taken in any manner for any public or quasi-public use, this lease and the term and estate hereby granted shall forthwith crease and terminate as of the date of vesting title
and Landlord shall be entitled to receive the entire award.   Tenant hereby
assigning to landlord the Tenant's interest therein, if any. However, nothing herein shall be deemed to give Landlord any interest in or to require Tenant to assign to Landlord any award made to Tenant for the taking of personal or property or fixtures belonging to Tenant or for the interruption of our damage to Tenant's business or for Tenant's moving expenses. A sale to a public or quasi-public authority under threat of condemnation shall constitute a taking by eminent domain.

    In the event that title to a part of the Premises shall be so condemned or taken where such condemnation or taking adversely affects, limits or restricts the use of the Premises by Tenant, Landlord may terminate this lease and the term and estate hereby granted by notifying the other party of such termination within sixty (60) days following the date of vesting of title, and this lease and the term and estate hereby granted shall expire on the date specified in the notice of termination, not less than (60) days after the giving of such notice, as fully and completely as if such date were the date herein set for the expiration of the leas Term and the Rent hereunder shall be apportioned as of such date. In the event that a part of the Premises is taken and neither Landlord or Tenant elect to terminate the Lease, the Base Rent and Additional Rent Payable by Tenant shall be reasonably adjusted by Landlord and Tenant to reflect the partial taking of the Premises. In the event of any condemnation or taking of any portion of the parking area of the Center, which does not result in a reduction of the parking area by more than twenty percent (20%), the terms of this lease shall continue in full force and
effect.   If more than twenty percent (20%) of the parking area is taken, either party shall have the right to terminate this lease upon giving written notice to the other party within thirty (30) days of such taking.

8.2 Damage or Destruction.    If the Premises, the Building or any part
thereof is damaged by fire or other casualty, cause of condition whatsoever and Landlord shall determine not to restore said Premises or Building, Landlord may, by written notice to Tenant given within sixty (60) days after such damage, terminate this Lease. Such termination shall become effective as of the date of the damage. If this Lease is not terminated as above provided and if the Premises are made partially or wholly untenantable, Landlord, at its expense, shall restore the same with reasonable promptness to the condition in which Landlord furnished the Premises to Tenant at the commencement of the Lease Term as to those items that were provided to the Premises at Landlord's expense without any reimbursement by Tenant. Landlord shall be under no obligation to restore any alternation, improvements or additions to the Premises made by Tenant or paid for by Tenant, including, but not limited to, any of the initial tenant finish done or paid for by Tenant or any subsequent changes, alternations or additions made by Tenant or reimbursement by Tenant.

    If, as a result of fire or other casualty, cause of condition whatsoever the Premises are made partially or wholly untenantable and, if landlord has not given the sixty (60) day notice above provided for and fails within one hundred twenty (120) days, effective as of the date such damage occurs to eliminate substantial interference with Tenant's use of said Premises or substantially to restore said Premises. Tenant may terminate this Lease after the end of said one hundred twenty (120) days, effective as of the date such damage occurs, by notice to Landlord given at any time prior to the commencement of restoration of the Premises. If the Premises are rendered totally untenantable but this Lease is not terminated, all rent shall abate from the date of the fire or other relevant cause or condition until the Premises are ready for occupancy and reasonably accessible to Tenant. If a portion of the Premises is untenantable, rent shall be prorated on a per diem basis and apportioned in accordance with the portion of the Premises which is usable by the Tenant until the damaged part is ready for the Tenant's occupancy. If a substantial portion of the Premises is made untenantable during the last two (2) years of the initial Lease Term, or during the last two (2) years of any previously exercised Option Period, and the time required to restore the Premises will exceed one hundred one hundred eighty (180) days, Tenant may terminate the Lease. In all cases, due allowance shall be made for reasonable delay caused by adjustment of insurance loss, strikes, labor difficulties or any cause beyond Landlord's reasonable control. For the purposes of this Lease, said Premises shall be considered tenantable so long as and to the extent that the Premises are substantially utilized by Tenant in
the operation of its business.   In any event, Tent shall be responsible for
the removal, or restoration, when applicable, of all its damaged property and debris from the Premises, upon request by Landlord or else Tenant must reimbursement Landlord for the cost of removal.

ARTICLE IX.  DEFAULT AND REMEDIES.

9.1 Events of Default. The occurrence of any one or more of the following events shall constitute a Default and a material breach of this Lease by Tenant:

 9.1(a) Nonpayment. Failure of Tenant to pay any installment of Rent or other sum payable to Landlord hereunder on the date that same is due and such failure shall continue for a period of five (5) days; or

 9.1(b) Noncompliance. Failure of Tenant to comply with any term, condition or covenant of this Lease, other than the payment of Rent or other sum of money; or

 9.1(c) Insolvency or Transfer. Insolvency, the making of a transfer in fraud of creditors or the making of an of an assignment for the benefit of creditors by Tenant or any guarantor of Tenant's obligation; or

 9.1(d) Bankruptcy. The filing by or against Tenant or any guarantor of Tenant's obligations hereunder of a petition in bankruptcy or for liquidation, or adjudication as a bankrupt or insolvent in proceedings filed by or against Tenant or such guarantor; or

 9.1(e) Receiver. Appointment of receiver or trustee for all or substantially all of the assets of Tenant or any guarantor of Tenant's obligations hereunder; or

 9.1(f) Abandonment. Abandonment by Tenant of any substantial portion of the Premises.

9.2 Remedies.   In the event of the occurrence of any Default, Landlord shall have the right, without further notice to or demand upon Tenant and without being liable to Tenant for any damages or to any prosecution therefor, to do any and all of the following to the extent permitted by law:

 9.2(a) Repossession and Sale. Re-enter and take exclusive possession of the Premises with or without force or legal process, refuse to allow Tenant to enter the same or have possession thereof, change the locks on the doors to the Premises, take possession of any furniture or fixtures or other property in or upon the Premises (Tenant hereby waiving the benefit of all exemptions by law), sell the same at public or private sale without notice and apply the proceeds thereof to the costs of sale, payment of damages and payment of all sums owing under this Lease; and/or

 9.2(b) Releasing. Relet the Premises as agent of Tenant for the balance of the term f this lease or for a shorter or longer term and receive the rents therefor, applying them first to the payment of the expense of such reletting and, second, to the payment of damages suffered to the Premises, and third to all sums due and to become due under this Lease, Tenant remaining liable for and hereby agreeing to pay Landlord any deficiency; and/or

 9.2(c) Cancellation. Cancel and terminate the remaining term of this Lease, and re-enter and take possession of the Premises free of this Lease. Thereafter this Lease shall be null and void and the Rent in such case shall be apportioned and paid on and up to the date of such entry. Thereafter both parties shall be released and relieved from and of any and all obligations thereafter to accrue hereunder. Tenant shall be liable for all loss and damage resulting from such breach or default; and/or

 9.2(d) Anticipatory Breach. Treat such default as an anticipatory breach of this Lease and, as liquidated damages for such default, be entitled to the difference, if any, between the sum which, at the time of such termination for anticipatory breach represents the then present worth (computed at ten percent (10% per year) of the excess aggregate rents and additional rents payable hereunder that would have accrued over the balance of the Lease Term (including renewals) had such term not been prematurely terminated, over the aggregate market rental value of the Premises over the term (including renewals) that the Lease would have run had it not been prematurely terminated; and/or

 9.2(e) Attorney's Fees. Recover from Tenant, landlord's attorney fees incurred in enforcing its rights hereunder.

9.3 Remedies Cumulative. All rights and remedies expressly provided in this Lease for Landlord's protection shall be cumulative as to each other and of any other rights and remedies provided hereunder or by law.

9.4 No Waiver. A waiver by Landlord of a breach or default by Tenant under the terms and conditions of this Lease shall not be construed to be a waiver of any subsequent breach or default or of any other or the same term or condition of this Lease, and the failure of Landlord to assert any breach or to declare a default by Tenant shall not be construed to constitute a waiver thereof so long as such breach or default continues unremedied.

ARTICLE X.  MISCELLANEOUS

10.1 Bankruptcy of Assignment to Trustee. Neither this Lease nor any interest therein nor any estate hereby created shall pass to any trustee or receiver in bankruptcy or to any other receiver or assignee for the benefit of creditors or otherwise by operation of law during the term of this Lease or any renewal thereof.

10.2 Brokers.   Except as may be expressly set forth to the contrary in the
Rider, each party represents to the other that no person, firm, corporation or other entity is entitled to any brokerage commission or finder's fee on account of the execution, delivery, and consummation of this Lease. Tenant hereby agrees to indemnify Landlord and to hold Landlord free and harmless of and from any and all claims, losses, damages, costs and expenses of whatsoever nature, including attorneys' fees and costs of litigation arising from or relating to any brokerage commissions or finder's fees incurred by Tenant in connection with this Lease. Said indemnity is deemed to be reciprocal and protects the Tenant to the same degree as landlord. Landlord recognizes Grubb & Ellis, city of Ontario for the Tenant and CB Commercial city of Industry for the landlord as the brokers in this transaction. Said brokers shall be compensated per separate agreement.

10.3 Captions   The captions used throughout this Lease for the convenience and reference only and shall in no way be held to explain, modify, amplify, or aid in the interpretation , construction or meaning of any provisions in this Lease.

10.4 Certificates of Occupancy. Tenant may, prior to the commencement of the Lease Term, apply for a certificate of occupancy to be issued by the municipality in which the Premises are located, but this Lease shall not be contingent on issuance thereof.

10.5 Entire Agreement. This Lease including its Exhibits and Rider, if any, contains the entire agreement between the parties and no modification of this Lease shall be binding upon the parties unless evidenced by an agreement in writing signed by Landlord and Tenant after the date hereof.

10.6 Joint and Several Liability of Multiple Tenants. If there be more than one Tenant named herein, the provisions of this Lease shall be applicable to and binding upon such Tenants jointly and severally.

10.7 Notices. Except as otherwise herein provided, whenever by the terms of this Lease notice shall or may be given either to landlord or to Tenant, such notice shall be in writing and shall be deemed to have been properly delivered if sent by certified mail, return receipt requested, postage prepaid, to Landlord at Landlord's Address and to Tenant at the Premises, or to such other place as Landlord or Tenant may designate in writing. The date of mailing shall be deemed the date of delivery.

10.8 Partial Invalidity.   If any term, covenant, condition or provision of
this Lease or the application thereof to any person or circumstances shall, to any extent be invalid, unenforceable or violate a party's legal rights, then such term, covenant, condition or provision shall be deemed to be null and void an unenforceable, however, all other provisions of this Lease, or the application of such term or provision to persons or circumstances other than those which are held invalid, unenforceable or violative of legal rights, shall not be affected thereby, shall not be affected thereby and each and every other term, condition, covenant and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

10.9 Recording.   This lease shall not be recorded by either party without the written consent of the other.

10.10 Successors.   The agreements, covenants and conditions of this Lease
shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and assigns of each of the parties hereto, except that no assignment, encumbrance, or subletting by Tenant, unless permitted by the provisions of this Lease, without the written consent of Landlord shall vest any right in the assignee, encumbrancee or sublessee of Tenant.

10.11 Use of the Singular: Gender. The terms "Landlord" and "Tenant," and pronouns representing the same, wherever used herein shall include the plural as well as the singular, the feminine as well as the masculine.

10.12 Rider.    A Rider consisting of 4 pages, with paragraphs numbered 1
through 47 consecutively, is attached hereto and made a part hereof.

 IN WITNESS WHEREOF, the parties have executed this Lease as of the date hereinabove stated.

     LANDLORD:
     GENERAL AMERICAN LIFE INSURANCE COMPANY, a Missouri Corporation

  BY:  s \ Mary Lou Lemley
  Director of Real Estate

     TENANT:

     BIO-CLINIC CORPORATION, A DELAWARE
     CORP., A WHOLLY OWNED SUBSIDIARY
     OF SUNRISE MEDICAL, INC.

  BY:  s \ Gary Limon, VP / Gen. Mgr.

  BY:  s \ Bob Barton, VP / Finance

 BY: